REQUISITION OF MEETING OF THE SHAREHOLDERS
of
GSI GROUP INC.
To:
GSI Group Inc.
c/o C. Paul W. Smith
44 Chipman Hill 10th Floor
Saint John NB
E2L 4S6
Black , Richard
125 Middlesex Turnpike
Bedford MA United States
01730-1409
Edelstein , Sergio
125 Middlesex Turnpike
Bedford MA United States
01730-1409
Garrettson , Garrett A.
125 Middlesex Turnpike
Bedford MA United States
01730-1409
Griffiths , Phillip A.
125 Middlesex Turnpike
Bedford MA United States
01730-1409
Hatsopoulos , Marina
125 Middlesex Turnpike
Bedford MA United States
01730-1409
Pond , Byron O.
125 Middlesex Turnpike
Bedford MA United States
01730-1409

Virgilio, Benjamin J.
125 Middlesex Turnpike
Bedford MA United States
01730-1409
     Pursuant to section 96 of the Business Corporations Act (New Brunswick) (the “Act”), the undersigned, being the holder in aggregate of not less than ten per cent of the issued shares of GSI Group Inc. (the “Corporation”) that carry the right to vote at a meeting of the shareholders of the Corporation, hereby requisitions the directors of the Corporation to call a meeting of the shareholders of the Corporation for the purpose of electing directors.
     Please arrange to call a special meeting of the shareholders of the Corporation within twenty-one days of the receipt of this requisition.
Dated this 9th day of November, 2009.

/s/ Stephen W. Bershad Stephen W. Bershad